Exhibit 10.1

THIRTEENTH AMENDMENT TO THE

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

BLUEROCK RESIDENTIAL HOLDINGS, L.P.

September 22, 2022

Pursuant to Section 4.02 and Article XI of the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., as amended (the “Partnership Agreement”), with the approval of the General Partner and the consent of a Two Thirds Majority (other than the General Partner or any Subsidiary of the General Partner), and in connection with (i) the Separation, including, without limitation, the Redemption and Exchange, the contribution of the General Partner’s interests in the Partnership to Bluerock Homes Trust, Inc., a Maryland corporation (“Bluerock Homes”), a newly formed subsidiary of Bluerock Residential Growth REIT, Inc., a Maryland corporation (“BRG”), the withdrawal of BRG as General Partner and the admission of Bluerock Homes as the substitute General Partner, and (ii) the Distribution, the Partnership Agreement is hereby amended and supplemented (as applicable), effective as of the effective time of the Separation Transfer (unless (a) it is expressly provided herein that an amendment set forth herein shall be effective as of a different time, then effective as of such time, or (b) an amendment set forth herein is necessary for the interpretation of another amendment or provision set forth herein) as set forth in this Thirteenth Amendment to the Partnership Agreement (this “Amendment”):

1.             Defined Terms.

(a)               Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement.

(b)               The following definitions are hereby added to Article 1 of the Partnership Agreement:

“C-Common Unit” means a Partnership Unit that is designated as a C-Common Unit pursuant to Article XV.

“Class C REIT Share” means one share of the Class C Common Stock, par value $0.01 per share, of the General Partner (or Successor Entity, as the case may be).

“Class C Rights” means the rights, options, warrants or convertible or exchangeable securities entitling the holders of Class C REIT Shares to subscribe for or purchase additional Class C REIT Shares, or any other securities or property.

“C-LTIP Unit” means an LTIP Unit that is designated as a C-LTIP Unit pursuant to Article XIV.

“Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Effective Time” has the meaning of “Effective Time” set forth in the Separation and Distribution Agreement.

“New LLC” means Badger HoldCo LLC, a Delaware limited liability company.

“Redemption and Exchange” has the meaning set forth in Section 5.04.

“Separation” has the meaning set forth in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement, in substantially the form filed as Exhibit 2.1 to Amendment No. 2 to the Registration Statement on Form 10 of Bluerock Homes Trust, Inc., filed with the U.S. Securities and Exchange Commission on August 31, 2022, to be entered into by and among BRG, New LLC, the Partnership, Bluerock Homes and Badger Parent LLC, a Delaware limited liability company, as amended, modified or supplemented from time to time.

“Separation Issuance” means any issuance of REIT Shares by Bluerock Homes to BRG in connection with the Separation and the Distribution, including, without limitation, the Separation Transfer.

“Separation Transfer” means the transfer by BRG of the General Partnership Interest and its Limited Partnership Interests in the Partnership to Bluerock Homes in connection with the Separation.

“Split Ratio” means a number equal to (x) the number of REIT Shares outstanding as of the Distribution Effective Time (after giving effect to the Distribution) divided by (y) the number of Common Units held by the General Partner as of immediately prior to the Separation Transfer (after giving effect to the Redemption and Exchange).

“Unit Split” has the meaning set forth in Section 4.11(a).

“Unvested C-LTIP Units” means all C-LTIP Units other than Vested C-LTIP Units.

“Vested C-LTIP Units” means those C-LTIP Units that have vested under the terms of a Vesting Agreement.

(c)               The following definitions in Article 1 of the Partnership Agreement are hereby deleted in their entirety and replaced with the following, respectively:

“Cash Amount” means an amount of cash per Common Unit equal to the Value of the REIT Shares Amount for the applicable class of Common Units on the date of receipt by the Partnership and the General Partner of a Notice of Redemption.

“Charter” means the articles of incorporation of the General Partner, as amended, modified, supplemented or restated from time to time.

“Common Unit” means a Partnership Unit which is designated as a Common Unit of the Partnership, including, without limitation, any C-Common Unit.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.04 and elsewhere in this Agreement in respect of holders of LTIP Units, including, without limitation, any Class A Performance LTIP Unit and any C-LTIP Unit. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as it may be amended or restated from time to time.

“Management Agreement” means (a) prior to the Distribution, that certain Management Agreement, dated as of October 28, 2021, by and among the General Partner, the Partnership and the Manager, and (b) following the Distribution, that certain Management Agreement, dated on or about October 5, 2022 by and among the General Partner, the Partnership and the Manager.

“Manager” means (a) prior to the Distribution, Bluerock REIT Operator, LLC, a Delaware limited liability company, and (b) following the Distribution, Bluerock Homes Manager, LLC, Delaware limited liability company.

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Partner by the sum of the number of Common Units of all Partners, treating LTIP Units (including, without limitation, Class A Performance LTIP Units and C-LTIP Units), in accordance with Sections 4.04(a) and 13.02 hereof, as Common Units for this purpose, except as provided in Section 13.02(d) hereof.

“REIT Share” means one share of common stock, par value $0.01 per share, of the General Partner (or Successor Entity, as the case may be), including without limitation the General Partner’s Class A REIT Shares, the General Partner’s Class C REIT Shares and shares of the General Partner’s Class B common stock.

“REIT Shares Amount” means (a) with respect to all Common Units other than C-Common Units, the number of Class A REIT Shares equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of Class A REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of Class A REIT Shares to subscribe for or purchase additional Class A REIT Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the Class A REIT Shares Amount shall also include such Rights issuable to a holder of the Class A REIT Shares on the record date fixed for purposes of determining the holders of Class A REIT Shares entitled to Rights and (b), with respect to C-Common Units, the number of Class C REIT Shares equal to the product of (X) the number of C-Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of Class C REIT Shares Class C Rights, and such Class C Rights have not expired at the Specified Redemption Date, then the Class C REIT Shares Amount shall also include such Class C Rights issuable to a holder of the Class C REIT Shares on the record date fixed for purposes of determining the holders of Class C REIT Shares entitled to Class C Rights.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument, other than this Agreement, entered into by an LTIP Unitholder (including, without limitation, a Class A Performance LTIP Unitholder or C-LTIP Unitholder) upon an acceptance of an award of LTIP Units (including, without limitation, Class A Performance LTIP Units or C-LTIP Units) under the Equity Incentive Plan.

2.             Registered Office and Agent; Principal Office. Section 2.03 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 2.03 is inserted in its place:

2.03              Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 160 Greentree Drive, Suite 101, Dover, 19904 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is National Registered Agents, Inc., a Delaware corporation. The principal office of the Partnership is located at 1345 Avenue of the Americas, 32nd Floor New York, NY 10105, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or desirable.

3.             Issuances of Additional Partnership Units. Section 4.02(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.02(a) is inserted in its place (in each case effective as of immediately prior to the record date for the Distribution):

(a)            Issuances of Additional Partnership Units.

(i)                 General. As of the effective date of this Agreement, the Partnership shall have two classes of Partnership Units, entitled “Common Units” and “LTIP Units.” The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Units are validly issued and fully paid. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Units shall be issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) unless:

(1) (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02 and (B) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the General Partner from the issuance of such REIT Shares or other interests in the General Partner;

(2) (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner pursuant to a taxable share dividend declared by the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02, (B) if the General Partner allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares, other interests of the General Partner or cash, the Partnership will give the Limited Partners (excluding the General Partner or any direct or indirect Subsidiary of the General Partner) the same election to elect to receive (I) Partnership Units or cash or, (II) at the election of the General Partner, REIT Shares or cash, and (C) if the Partnership issues additional Partnership Units pursuant to this Section 4.02(a)(i)(2), then an amount of income equal to the value of the Partnership Units received will be allocated to those holders of Common Units that elect to receive additional Partnership Units;

(3) the additional Partnership Units are issued in exchange for property owned by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Units;

(4) Common Units are issued to all Partners owning Common Units or LTIP Units in proportion to their respective Percentage Interests; or

(5) such Partnership Units are issued pursuant to Section 4.11.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)              Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares or Rights (other than (A) REIT Shares and Rights issued in connection with an exchange pursuant to Section 8.04, (B) Class A REIT Shares and Rights issued upon a conversion in accordance with Section 5.2.6 of the Charter, (C) REIT Shares and Rights issued in a taxable share dividend as described in Section 4.02(a)(i)(2), or (D) REIT Shares and Rights issued pursuant to a Separation Issuance) (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (x) the General Partner shall cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) Partnership Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities (provided that this clause (x) shall not apply in the case of any issuance of Additional Securities that occurs following the record date for the Distribution and prior to the Distribution Effective Time (except to the extent any proceeds from such issuance are contributed to the Partnership)), and (y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) contributes the proceeds from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or pursuant to share awards, including share options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Directors. For example, in the event the General Partner issues REIT Shares for a cash purchase price and the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner, including without limitation REIT Holdings) shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

4.             LTIP Units. Section 4.04(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.04(a) is inserted in its place (in each case effective as of immediately prior to the Redemption and Exchange):

(a)            Issuance of LTIP Units. The General Partner may from time to time cause the Partnership to issue LTIP Units to Persons who provide services to the Partnership or the General Partner, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.04 and the special provisions of Sections 4.05 and 5.01(g), LTIP Units shall be treated as Common Units (and, specifically, C-LTIP Units shall be treated as C-Common Units), with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders (and, specifically, holders of C-LTIP Units shall be treated as holders of C-Common Units) and LTIP Units shall be treated as Common Units (and, specifically, C-LTIP Units shall be treated as C-Common Units). In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i)                 If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (w) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (x) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, (y) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by the General Partner or (z) the Redemption and Exchange. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii)              The LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Partnership Unit Distribution”), paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.

5.             Conversion of LTIP Units.

(a)           Section 4.05(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.05(a) is inserted in its place:

(a)            Subject to the provisions of this section, an LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. In any such conversion, Vested C-LTIP Units shall be converted into C-Common Units and all other Vested LTIP Units shall be converted into Common Units that are not C-Common Units. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.05.

(b)           Section 4.05(b) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.05(b) is inserted in its place:

(b)           A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.04. In any such conversion, Vested C-LTIP Units shall be converted into C-Common Units and all other Vested LTIP Units shall be converted into Common Units that are not C-Common Units. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”); it being understood that, in the case of the conversion of C-LTIP Units, a holder’s Capital Account Limitation shall be determined by reference to such holder’s C-LTIP Units and not any other LTIP Units, and, in the case of the conversion of other LTIP Units (other than C-LTIP Units), a holder’s Capital Account Limitation shall be determined by reference to such holder’s other LTIP Units and not any C-LTIP Units. To exercise such LTIP Unitholder’s Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) substantially in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than ten nor more than 60 days before a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction (as defined in Section 4.05(f)) at least thirty (30) days before the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Common Unit Transaction or (y) the third business day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.01. Each LTIP Unitholder covenants and agrees that all Vested LTIP Units to be converted pursuant to this Section 4.05(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.04(a) relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such LTIP Unitholder so wishes, the Common Units into which such LTIP Unitholder’s Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.04(b) by delivering to such holder Class A REIT Shares or Class C REIT Shares, as applicable, rather than cash, then such holder can have such Class A REIT Shares or Class C REIT Shares, as applicable, issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

(c)           Section 4.05(c) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.05(c) is inserted in its place:

(c)            The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.04; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.05(b). In a Forced Conversion, C-LTIP Units shall be converted to C-Common Units. To exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E to the applicable LTIP Unitholder not less than ten nor more than sixty (60) days before the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.01.

6.             Unit Split. Effective as of immediately prior to the Separation Transfer, Article IV of the Partnership Agreement is hereby amended to include the following as Section 4.11 of the Partnership Agreement:

4.11                  Unit Split.

(a)            Initial Unit Split. Effective as of immediately prior to the Separation Transfer, each Common Unit and LTIP Unit outstanding as of immediately prior to the Separation Transfer (after giving effect to the Redemption and Exchange) shall be split (the “Unit Split”), such that each such Common Unit or LTIP Unit shall be converted into a number of Common Units or LTIP Units, as applicable, equal to the Split Ratio, and Exhibit A shall be updated accordingly (it being understood that the Unit Split shall result, as of immediately following the Distribution Effective Time, in a 1:1 ratio between the aggregate outstanding Common Units held by the General Partner and the aggregate outstanding REIT Shares. Notwithstanding anything in this Agreement to the contrary (including Section 4.02), following the record date for the Distribution until the Distribution Effective Time, (i) the Partnership shall have no obligation to issue Common Units in connection with the issuance of REIT Shares, and (ii) the fact that the number of outstanding Common Units held by the General Partner does not equal the number of outstanding REIT Shares shall not be deemed a violation of this Agreement.

(b)           Additional Unit Splits. The General Partner may from time to time, in its sole discretion and without the consent of any other Partner, cause the Partnership to split, subdivide, reverse split, combine or reclassify any or all of the Common Units in order to maintain a 1:1 correspondence of the number of outstanding Common Units held by the General Partner and the number of outstanding REIT Shares. In connection therewith, the General Partner shall update Exhibit A hereto to reflect the outstanding Common Units following any such action.

7.             Allocation of Profit and Loss. Section 5.01 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 5.01 is inserted in its place:

5.01             Allocation of Profits and Losses.

(a)            Profit. After giving effect to the special allocations set forth in Section 5.01(c), (d), and (e) hereof, Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b)            Loss. After giving effect to the special allocations set forth in Section 5.01(c), (d), and (e) hereof, Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(c)            Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Partner’s share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Partner’s Percentage Interest.

(d)            Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e)            Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to each Partner under this Section 5.01(e).

(f)                Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Sections 5.01(a) and (b) hereof, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code. The “Economic Capital Account Balance” of the LTIP Unitholders will be equal to their respective Capital Account balance to the extent attributable to their ownership of LTIP Units; it being understood that a holder’s Economic Capital Account Balance with respect to such holder’s C-LTIP Units shall be determined by reference to such holder’s C-LTIP Units and not any other LTIP Units, and a holder’s Economic Capital Account Balance with respect to such other LTIP Units shall be determined by reference to such holder’s other LTIP Units and not any C-LTIP Units. Similarly, the “Common Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s direct or indirect ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.01(f), divided by (ii) the number of Common Units directly or indirectly owned by the General Partner. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.01(f). The parties agree that the intent of this Section 5.01(f) is to make the Capital Account balance associated with each LTIP Unit be economically equivalent to the Capital Account balance associated with Common Units directly or indirectly owned by the General Partner (on a per-Unit basis).

(g)               Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d), or 5.01(e) hereof. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

(h)               Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(i)                 Profits Interests. LTIP Units are intended to constitute “profits interests” within the meaning of Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, and Revenue Procedure 2001-43, 2001-2 C.B. 191, or any future Internal Revenue Service guidance or other authority that supplements or supersedes the foregoing Revenue Procedures. For any Fiscal Year in which distributions are actually made to holders of LTIP Units, after all other allocations have been tentatively made pursuant to this Section 5.01, if necessary to cause the Capital Accounts relating to any LTIP Units to be equal (immediately before such distributions and so as to avoid negative Capital Accounts) to the amounts distributed to the holders of the LTIP Units, the General Partner, in its discretion, may allocate appropriate items of gross income that are accrued and realized following the issuance of the relevant LTIP Units to the holders of such LTIP Units. If there are insufficient items of gross income to be allocated to the holders of the LTIP Units, then such distributions shall, to the extent of such excess, be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

(j)                Special Tax Allocations. Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Partners in accordance with the applicable provisions of the Partnership Audit Tax Rules.

8.              Distributions. Section 5.04 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 5.04 is inserted in its place (in each case effective as of immediately prior to the Redemption and Exchange):

5.04            No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership; provided, however, notwithstanding anything in this Agreement to the contrary, the General Partner is expressly authorized, in its sole discretion, to declare and cause the Partnership to make a non-pro rata distribution, with no other Partners receiving any portion of such distribution, to the General Partner of 100% of the Partnership’s ownership interests in New LLC in exchange for a redemption of all of the Preferred Units held by the General Partner and 25,210,092 Common Units held by the General Partner or a subsidiary of the General Partner (and the General Partner shall not be required to redeem or cancel any of its capital stock in connection with such redemption of Partnership Units held by the General Partner or a subsidiary of the General Partner) (the “Redemption and Exchange”).

9.              Common Unit Redemption Right.

(a)            Section 8.04(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 8.04(a) is inserted in its place:

(a)                Subject to Sections 8.04(b), (c), (d), (e) and (f) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Common Units (including any LTIP Units that are converted into Common Units) held by them, each Limited Partner (other than the General Partner or any Subsidiary of the General Partner), shall have the right (the “Common Unit Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner at a redemption price equal to and in the form of the Common Redemption Amount to be paid by the Partnership, provided that such Common Units (or the LTIP Units converted into such Common Units) shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the Partnership or General Partner. The Common Unit Redemption Right shall be exercised pursuant to a Notice of Exercise of Redemption Right in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Common Unit Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option, (i) with respect to a redemption of C-Common Units, to deliver either the Cash Amount or the REIT Shares Amount applicable to C-Common Units, or (ii) with respect to a redemption of any Common Units other than C-Common Units, to deliver either the Cash Amount or the REIT Shares Amount applicable to Common Units other than C-Common Units; provided, further, that the Partnership shall not be obligated to satisfy such Common Unit Redemption Right if the General Partner elects to purchase the Common Units subject to the Notice of Redemption; and provided, further, that, subject to the terms of any agreement between the General Partner and a Limited Partner with respect to Common Units (or any LTIP Units converted into such Common Units) held by such Limited Partner, no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Common Unit Redemption Right for less than one thousand (1,000) Common Units of the applicable class or, if such Limited Partner holds less than one thousand (1,000) Common Units of the applicable class, all of the Common Units of the applicable class held by such Limited Partner. The Redeeming Limited Partner shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)            Section 8.04(b) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 8.04(b) is inserted in its place:

(b)               Notwithstanding the provisions of Section 8.04(a), a Limited Partner that exercises the Common Unit Redemption Right shall be deemed to have offered to sell the Common Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Redeeming Limited Partner either the Cash Amount or the applicable REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. If the General Partner shall exercise its right to purchase Common Units with respect to the exercise of a Common Unit Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Common Unit Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Common Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Class A REIT Shares or Class C REIT Shares, as applicable, upon exercise of the Common Unit Redemption Right.

(c)            Section 8.04(c) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 8.04(c) is inserted in its place:

(c)               Notwithstanding the provisions of Section 8.04(a) and 8.04(b), a Limited Partner shall not be entitled to exercise the Common Unit Redemption Right if the delivery of Class A REIT Shares or Class C REIT Shares, as applicable, to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.04(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.04(b)) would (i) result in such Limited Partner or any other Person (as defined in the Charter) owning, directly or indirectly, REIT Shares in excess of the Share Ownership Limit or any Excepted Holder Limit and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of the General Partner’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause the General Partner to fail to qualify as a REIT under the Code or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Common Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.04(c).

10.            Registration.

(a)            Section 8.05(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 8.05(a) is inserted in its place:

(a)               Registration of the REIT Shares. One year following the date of this Agreement, or as soon as is practicable thereafter, the General Partner shall file with the Commission a continuous offering registration statement under Rule 415 of the Securities Act (a “Registration Statement”), or any similar rule that may be adopted by the Commission, on appropriate form as determined by the General Partner, covering the resale of Class A REIT Shares issuable upon redemption of the Common Units or LTIP Units held by the Limited Partners as of the date of this Agreement, or their respective transferees and assigns (collectively, “Qualifying Limited Partners”), other than the Class A REIT Shares covered by a separate registration statement under the Securities Act, including without limitation a registration statement on Form S-8 (“Initial Redemption Shares”). In connection therewith, the General Partner will:

(1)        use commercially reasonable efforts to have such Registration Statement declared effective;

(2)        register or qualify the Redemption Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as required by law, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Initial Redemption Shares; provided, however, that the General Partner shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

(3)        otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with a Registration Statement.

The General Partner agrees to supplement or make amendments to the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the General Partner or by the Securities Act or rules and regulations thereunder for a Registration Statement. The General Partner further agrees that it shall, in its discretion, either (i) amend or supplement the Registration Statement filed with respect to the Initial Redemption Shares (the “Initial Registration Statement”) to cover the resale of any Class A REIT Shares issuable upon redemption of Common Units or LTIP Units issued by the Partnership to the Qualifying Limited Partners after the Initial Registration Statement is declared effective, other than those Units covered by another registration statement under the Securities Act, including without limitation a registration statement on Form S-8 (“Subsequent Redemption Shares” and collectively with the Initial Redemption Shares, “Redemption Shares”); or (ii) file a new Registration Statement covering any Subsequent Redemption Shares. In connection with and as a condition to the General Partner’s obligations with respect to the filing of the Registration Statement pursuant to this Section 8.05, each Limited Partner agrees with the General Partner that:

(w)        it will provide in a timely manner to the General Partner such information with respect to the Limited Partner as reasonably required to complete a Registration Statement, including without limitation the information required by Item 507 of Regulation S-K promulgated under the Securities Act, and file the Registration Statement and to have the Registration Statement declared effective by the Commission and cleared by the Financial Industry Regulatory Authority (if required), and take such other acts as otherwise required to comply with applicable securities laws and regulations;

(x)        it will not offer or sell its Redemption Shares until (A) such Redemption Shares have been included in a Registration Statement and (B) it has received notice that the Registration Statement covering such Redemption Shares, or any post-effective amendment thereto, has been declared effective by the Commission, such notice to have been satisfied by the posting by the Commission on www.sec.gov of a notice of effectiveness;

(y)        if the General Partner determines in its good faith judgment, after consultation with counsel, that the use of a Registration Statement, including any pre- or post-effective amendment thereto, or the use of any prospectus contained in such Registration Statement would require the disclosure of important information that the General Partner has a bona fide business purpose for preserving as confidential or the disclosure of which, in the judgment of the General Partner, would impede the General Partner’s ability to consummate a significant transaction, upon written notice of such determination by the General Partner (which notice shall be deemed sufficient if given through the issuance of a press release or filing with the Commission and, if such notice is not publicly distributed, the Limited Partner agrees to keep the subject information confidential and acknowledges that such information may constitute material non-public information subject to the applicable restrictions under securities laws), the rights of each Limited Partner to offer, sell or distribute its Redemption Shares pursuant to such Registration Statement or prospectus or to require the General Partner to take action with respect to the registration or sale of any Redemption Shares pursuant to a Registration Statement (including any action contemplated by this Section 8.05) will be suspended until the date upon which the General Partner notifies such Limited Partner in writing (which notice shall be deemed sufficient if given through the issuance of a press release or filing with the Commission and, if such notice is not publicly distributed, the Limited Partner agrees to keep the subject information confidential and acknowledges that such information may constitute material non-public information subject to the applicable restrictions under securities laws) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the General Partner may not suspend such rights for an aggregate period of more than 180 days in any 12-month period; and

(z)        in the case of the registration of any underwritten equity offering proposed by the General Partner (other than any registration by the General Partner on Form S-8, or a successor or substantially similar form, of an employee share option, share purchase or compensation plan or of securities issued or issuable pursuant to any such plan), each Limited Partner will agree, (i) if requested in writing by the General Partner, managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any REIT Shares or Redemption Shares (or any option or right to acquire REIT Shares or Redemption Shares) during the period commencing on the tenth day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective shelf registration statement, the tenth day prior to the expected commencement date (which date shall be stated in such notice) of such offering and ending on the date specified by such General Partner, managing underwriter, or underwriters administering such offering in such written request to the Limited Partners and (ii) to keep all information regarding any such offering, including without limitation the existence, timing, pricing and terms of any such offering, confidential until such time as the General Partner makes such information public; provided, however, that no Limited Partner shall be required to agree not to effect any offer, sale or distribution of its Redemption Shares for a period of time that is longer than the greater of 90 days or the period of time for which any senior executive of the General Partner is required so to agree in connection with such offering. Nothing in this paragraph shall be read to limit the ability of any Limited Partner to redeem its Common Units in accordance with the terms of this Agreement.

(b)       Section 8.05(b) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 8.05(b) is inserted in its place:

(b)               Listing on Securities Exchange. If the General Partner lists or maintains the listing of Class A REIT Shares on any securities exchange or national market system, it shall, at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

11.              Designation of C-LTIP Units. The Partnership Agreement is hereby amended to include the following as Article XIV of the Partnership Agreement:

Article XIV

C-LTIP Units

14.01        Designation and Number. A new series of Partnership Units, designated the C-LTIP Units (the “C-LTIP Units”), is hereby established. The number of authorized C-LTIP Units shall be 10,000,000.

14.02        Special Provisions. C-LTIP Units shall be subject to the following special provisions:

(a)               Vesting Agreements. C-LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. C-LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested C-LTIP Units”; all other C-LTIP Units shall be treated as “Unvested C-LTIP Units.”

(i)                 Each C-LTIP Unit that has become a Vested C-LTIP Unit shall be treated in the same manner as a Vested LTIP Unit that has no separate C-LTIP Unit designation with all the rights, privileges and obligations attendant thereto and all references to Vested LTIP Units herein shall refer equally to Vested C-LTIP Units, except as expressly provided otherwise in this Agreement and except that Vested C-LTIP Units shall only be convertible into C-Common Units (and no other Vested LTIP Units may be converted into C-Common Units), as set forth in Section 4.05 of this Agreement. During such time as any C-LTIP Unit has not become a Vested C-LTIP Unit, each such C-LTIP Unit shall be treated in the same manner as an Unvested LTIP Unit, and all references to an Unvested LTIP Unit herein shall refer equally to such C-LTIP Unit.

(b)               Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase C-LTIP Units at a specified purchase price or some other forfeiture of any C-LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant C-LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any C-LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date before the effective date of the forfeiture. In connection with any repurchase or forfeiture of C-LTIP Units, the balance of the portion of the Capital Account of the C-LTIP Unitholder that is attributable to all of his or her C-LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.01(g) of this Agreement, calculated with respect to the C-LTIP Unitholder’s remaining C-LTIP Units, if any.

(c)               Allocations. C-LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.01(g) of this Agreement.

(d)               Redemption. The Common Unit Redemption Right provided to Limited Partners under Section 8.04 of this Agreement shall not apply with respect to C-LTIP Units unless and until they are converted to C-Common Units as provided in Section 4.05 of this Agreement.

(e)               Conversion to C-Common Units. Vested C-LTIP Units are eligible to be converted into C-Common Units in accordance with Section 4.05 of this Agreement.

(f)                Voting. C-LTIP Unitholders shall have the same voting rights as other LTIP Unitholders, with the C-LTIP Units voting as a single class with the Common Units and having one vote per C-LTIP Unit.

12.            Designation of C-Common Units. The Partnership Agreement is hereby amended to include the following as Article XV of the Partnership Agreement:

Article XV

C-Common Units

15.01        Designation and Number. A new series of Partnership Units, designated the C-Common Units (the “C-Common Units”), is hereby established. The number of authorized C-Common Units shall be 187,500,000.

15.02        Terms. Each C-Common Unit shall be treated in the same manner as a Common Unit that has no separate C-Common Unit designation with all of the rights, privileges and obligations attendant thereto and all references to Common Units herein shall refer equally to C-Common Units, expect as expressly provided otherwise in this Agreement and except that only C-Common Units shall be redeemable for Class C REIT Shares (at the Partnership’s option) (and no other Common Units shall be redeemable for Class C REIT Shares), as set forth in Section 8.04 of this Agreement.

15.03        Rank.      The C-Common Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) on a parity with the Common Units and any other class or series of Common Units issued by the Partnership expressly designated as ranking on a parity with the C-Common Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership; and (b) junior to any class or series of Preferred Units issued by the Partnership expressly designated as ranking senior to the Common Units with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership. The C-Common Units will also rank junior in right or payment to the Partnership’s existing and future indebtedness.

15.04        Distributions. The holders of C-Common Units shall be entitled to receive distributions at such times as distributions are made with respect to the Common Units pursuant to Section 5.02 of this Agreement.

15.05        Voting Rights. The holders of C-Common Units shall have the same voting rights as the holders of other Common Units, with the C-Common Units voting as a single class with the Common Units and have one vote per C-Common Unit.

15.06        Redemption. The C-Common Units shall be redeemable as set forth in Section 8.04 of this Agreement.

13.            Exhibits.

(a)                Exhibit A. Exhibit A to the Partnership Agreement shall have the form of the Form of Exhibit A attached hereto.

(b)               Exhibit B. Exhibit B to the Partnership Agreement is hereby deleted in its entirety and the new Exhibit B attached hereto is inserted in its place.

(c)               Exhibit D. Exhibit D to the Partnership Agreement is hereby deleted in its entirety and the new Exhibit D attached hereto is inserted in its place.

(d)               Exhibit E. Exhibit E to the Partnership Agreement is hereby deleted in its entirety and the new Exhibit E attached hereto is inserted in its place.

14.            Preferred Unit Amendments. The First Amendment to the Partnership Agreement, dated October 21, 2015, the Second Amendment to the Partnership Agreement, dated December 21, 2015, the Third Amendment to the Partnership Agreement, dated March 1, 2016, the Fourth Amendment to the Partnership Agreement, dated March 29, 2016, the Fifth Amendment to the Partnership Agreement, dated July 15, 2016, the Sixth Amendment to the Partnership Agreement, dated October 11, 2016, the Seventh Amendment to the Partnership Agreement, dated July 21, 2017, the Ninth Amendment to the Partnership Agreement, dated November 15, 2017, the Eleventh Amendment to the Partnership Agreement, dated November 16, 2018, and the Twelfth Amendment to the Partnership Agreement, dated November 19, 2019, shall have no further force and effect upon the consummation of the Redemption and Exchange.

15.            Consent. By execution of this Amendment or separate written consents hereto, a Majority in Interest hereby consents for all purposes of the Partnership Agreement to the transfer by BRG of the General Partnership Interest to Bluerock Homes in the Separation prior to the Distribution, the withdrawal of BRG as General Partner of the Partnership and the admission of Bluerock Homes as substitute General Partner of the Partnership (the “Substitution”), and the continuation of the business of the Partnership, in each case in accordance with the Partnership Agreement. For the avoidance of doubt, the Partnership Agreement shall be construed to provide that notwithstanding Section 17-401(b) of the Act, the Substitution does not require the consent of each partner of the Partnership, and the approvals contemplated by this Section 15, together with the other actions required by Section 7.02 of the Partnership Agreement, shall meet all of the requirements of the Act for the admission of Bluerock Homes as substitute General Partner of the Partnership in connection with the Substitution.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms. For the avoidance of doubt, this Amendment and the Substitution, separately or taken together, do not modify or cause any loss of the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware and all other applicable jurisdictions, and all such limitations on the liability of the Limited Partners are hereby preserved.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Jordan B. Ruddy

Name:	Jordan B. Ruddy
Title:	Chief Operating Officer and President

[Signature page for Thirteenth Amendment – September 22, 2022]

FORM OF EXHIBIT A

(As of [                   ])

Partner	Cash Contribution	Agreed Value of Capital Contribution	Common Units	LTIP Units	C-Common Units	C-LTIP Units	Percentage Interest
General Partner:

Limited Partners:

Totals

EXHIBIT B

NOTICE OF EXERCISE OF COMMON UNIT REDEMPTION RIGHT

In accordance with Section 8.04 of the Agreement of Limited Partnership (the “Agreement”) of Bluerock Residential Holdings, L.P., the undersigned hereby irrevocably (i) presents for redemption                      [Common] [C-Common] Units in Bluerock Residential Holdings, L.P. in accordance with the terms of the Agreement and the Common Unit Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such [Common] [C-Common] Units and all right, title and interest therein and (iii) directs that the Cash Amount or applicable REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Common Unit Redemption Right be delivered to the address specified below, and if [Class A] [Class C] REIT Shares (as defined in the Agreement) are to be delivered, such [Class A] [Class C] REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:                      , ___

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT
[LTIP] [C-LTIP] UNITS INTO [COMMON] [C-COMMON] UNITS

The undersigned holder of [LTIP] [C-LTIP] Units hereby irrevocably (i) elects to convert the number of [LTIP] [C-LTIP] Units in Bluerock Residential Holdings, L.P. (the “Partnership”) set forth below into [Common] [C-Common] Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of [Common] [C-Common] Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such [LTIP] [C-LTIP] Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such [LTIP] [C-LTIP] Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of [LTIP] [C-LTIP] Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)
(Zip Code)

Signature Guaranteed by:

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
[LTIP] [C-LTIP] UNITS INTO [COMMON] [C-COMMON] UNITS

Bluerock Residential Holdings, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of [LTIP] [C-LTIP] Units held by the holder of [LTIP] [C-LTIP] Units set forth below to be converted into [Common] [C-Common] Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of [LTIP] [C-LTIP] Units to be Converted:

Date of this Notice: